EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Paul Carousso, Senior Vice President, Chief Financial Officer of Visant Holding Corp./Visant Corporation, (914) 595-8218, paul.carousso@visant.net

VISANT HOLDING CORP. AND VISANT CORPORATION ANNOUNCE COMPLETION OF CONSENT PAYMENT DEADLINE AND RECEIPT OF REQUISITE CONSENTS FOR THE 10.25% SENIOR DISCOUNT NOTES DUE 2013, 8.75% SENIOR NOTES DUE 2013 AND THE 7.625% SENIOR SUBORDINATED NOTES DUE 2012

ARMONK, NEW YORK, SEPTEMBER 21, 2010 – Visant Holding Corp. (“Holdings”) and Visant Corporation (“Visant”) today announced that, in connection with the previously announced cash tender offers and consent solicitations by Holdings and Visant to purchase for cash any and all of the outstanding notes listed below (the “Existing Notes”), the early tender period in respect of each of the tender offers expired at 5:00 pm, New York City time, on September 20, 2010 (the “Consent Time”). Holders of Existing Notes who validly tendered (and did not validly withdraw) their Existing Notes and validly delivered (and did not validly revoke) their corresponding consents at or prior to the Consent Time, will, if their Existing Notes are accepted for purchase, be entitled to receive the applicable total consideration per $1,000 principal amount of Existing Notes tendered, which consists of the purchase price and a consent payment, in each case as set forth in the table below, plus accrued and unpaid interest to the applicable payment date.

The following table shows the purchase price, consent payment and total consideration for, and amount and percentage of, the Existing Notes validly tendered and not validly withdrawn, by series, as of the Consent Time:

CUSIP Nos.	Outstanding Principal Amount	Title of Security	Principal Amount Tendered as of Consent Time	Percentage of Outstanding Existing Notes Tendered	Purchase Price (1)(2)	Consent Payment (1)(2)	Total Consideration (1)
481086AB2	$247,200,000	10.25% Senior Discount Notes due 2013	$241,480,000	97.69%	$1,015.41	$20.00	$1,035.41
92829NAB1	$350,000,000	8.75% Senior Notes due 2013	$349,775,000	99.94%	$1,017.34	$20.00	$1,037.34
481087AC8	$500,000,000	7.625% Senior Subordinated Notes due 2012	$434,660,000	86.93%	$1,000.00	$2.50	$1,002.50

(1)	Per $1,000 principal amount of Existing Notes and excluding accrued and unpaid interest on such Existing Notes from the last interest payment date for the Existing Notes, which will be paid in addition to the total consideration or purchase price, as applicable, up to the applicable payment date.
(2)	Included in total consideration.

As previously announced, Holdings will purchase for cash any and all of its outstanding 10.25% Senior Discount Notes due 2013 and its outstanding 8.75% Senior Notes due 2013 and Visant will purchase for cash any and all of its outstanding 7.625% Senior Subordinated Notes due 2012, in each case subject to the satisfaction or waiver of the conditions of each tender offer. The payment of the total consideration with respect to the Existing Notes which were validly tendered (and not validly withdrawn) and corresponding consents which were validly delivered (and not validly revoked) at or prior to the Consent Time is expected to be made tomorrow, September 22, 2010. Holdings and Visant reserve the right to waive any and all conditions of an applicable tender offer, in whole or in part.

Holdings and Visant also today announced that they have each received consents (coupled with tenders) from holders of a majority in principal amount of each series of Existing Notes to adopt the proposed amendments to the respective series of Existing Notes. Supplemental indentures effecting the proposed amendments will be executed and will become operative concurrently with the acceptance for payment of all Existing Notes of such series that were validly tendered (and not validly withdrawn) at or prior to the Consent Time. Holdings and Visant further announced that the withdrawal rights with respect to the Existing Notes and corresponding consent in each of the tender offers expired at the Consent Time.

Each tender offer will expire at 12:00 midnight, New York City time, on October 4, 2010, unless extended (such time and date, as the same may be extended with respect to a tender offer, the “Expiration Date”). Holders who tender their Existing Notes after the applicable Consent Time and on or prior to the applicable Expiration Date will be eligible to receive the applicable purchase price per $1,000 principal amount of Existing Notes tendered as set forth in the table above plus accrued and unpaid interest to the applicable payment date, but not the consent payment.

This press release is not an offer to purchase or a solicitation of an offer to sell any securities, including the Existing Notes. The tender offers are only being made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent.

The complete terms and conditions of the tender offers are set forth in an Offer to Purchase and Consent Solicitation Statement that has been sent to holders of the Existing Notes. Holders are urged to read the tender offer documents carefully before making any decision with respect to the tender offers. Holders of Existing Notes must make their own decisions as to whether to tender their Existing Notes, and if they decide to do so, the principal amount of the Existing Notes to tender.

Holders may obtain copies of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent from the Information Agent and Depositary for the tender offers, Global Bondholder Services Corporation, at (212) 430-3774 (collect, for banks and brokers only) and (866) 952-2200 (toll free).

Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC are the Dealer Managers for the tender offers and Solicitation Agents for the consent solicitations. Questions regarding the tender offers and consent solicitations may be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll free) and (212) 902-5128 (collect) and Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) and (212) 538-2147 (collect).

None of Holdings, Visant, the Dealer Managers and Solicitation Agents, the Information Agent and Depositary or any other person makes any recommendation as to whether holders of Existing Notes should tender their Existing Notes or provide the related consents, and no one has been authorized to make such a recommendation.

Visant is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling, and educational and trade publishing segments.

Forward-Looking Statements:

This press release contains forward-looking statements including, without limitation, statements concerning the tender offers and consent solicitations. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 2, 2010.

The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: our substantial indebtedness and our ability to service the indebtedness; our inability to implement our business strategy in a timely and effective manner; global market and economic conditions; levels of customers’ advertising and marketing spending, including as may be impacted by economic factors and general market conditions; competition from other companies; fluctuations in raw material prices; our reliance on a limited number of suppliers; the seasonality of our businesses; the loss of significant customers or customer relationships; Jostens’ reliance on independent sales representatives; our reliance on numerous complex information systems; the amount of capital expenditures required at our businesses; developments in technology and related changes in consumer behavior; the reliance of our businesses on limited production facilities; actions taken by the U.S. Postal Service and changes in postal standards and their effect on our marketing services business, including as such changes may impact competition for our sampling systems; labor disturbances; environmental obligations and liabilities; adverse outcome of pending or threatened litigation; the enforcement of intellectual property rights; the impact of changes in applicable law and regulations; the textbook adoption cycle and levels of government funding for education spending; and control by our stockholders.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update publicly or revise any of them in light of new information, future events or otherwise, except as required by law. Comparisons of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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